Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report on Pioneer Bond Fund dated August 1, 1997 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 25 and Amendment No. 24 to Registration Statement File Nos. 2-62436 and 811-02864, respectively.


                                                             ARTHUR ANDERSEN LLP




Boston, Massachusetts
October 27, 1997